EXHIBIT 16.1

December 2, 2016

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:

True Nature Holdings, Inc.

File Reference No. 000-53601

We were previously the independent registered public accounting firm for True Nature Holding, Inc. We did not issue any audit reports or conduct any interim reviews.

Effective November 28, 2016 we resigned as the independent registered public accounting firm. We have read True Nature Holding Inc.’s disclosures included in Item 4.01-Changes in Registrant’s Certifying Accountant” on True Nature Holdings, Inc.'s Form 8-K dated December 2, 2016 to be filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Salberg & Company, P.A.

Very truly yours,

SALBERG & COMPANY, P.A.

Certified Public Accountants and Consultants

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

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